EXHIBIT 3

                                                           October 1, 1995

Tishman Speyer Properties, L.P.
520 Madison Avenue
New York, NY  10022


David Rockefeller
Room 5600
30 Rockefeller Plaza
New York, NY  10020

     Reference is made to the Letter Agreement, dated as of the date hereof, among Whitehall Street Real Estate Limited Partnership V, Goldman, Sachs & Co., Goldman Sachs Mortgage Company, Tishman Speyer Properties, L.P. and David Rockefeller (the "Investor Group Letter") relating to their proposal to acquire Rockefeller Center Properties, Inc. ("RCPI").

     In connection with the Investor Group Letter, the parties hereto agree that for purposes of the Proposal (as defined in the Investor Group Letter), "Sources and Uses of Funds" shall be as set forth on Exhibit A hereto.

     In addition, the parties hereto agree that the Goldman, Sachs/Whitehall position in RCPI shall be treated as set forth below:

          bullet    Warrants and SARs valued at $4.00 each
          bullet    14% debentures remain outstanding, but subordinate to new
                    financing
          bullet    GSMC Note is refinanced per existing agreement
          bullet    $75 million Whitehall Loan is intended to be called on
                    December 31, 2000 in accordance with its terms subject to financial considerations at the time

     If the foregoing correctly sets forth the agreement reached among the parties hereto with respect to the subject matter hereof, kindly execute this letter in the space provided below, at which time this letter shall serve as a binding and enforceable agreement among the parties hereto.


                                   Very truly yours,


                                   WHITEHALL STREET REAL
                                   ESTATE LIMITED PARTNERSHIP V

                                   GOLDMAN, SACHS & CO.

                                   GOLDMAN SACHS MORTGAGE
                                   COMPANY


                                   By:  /s/ Daniel M. Niedich
                                      ------------------------
                                      Name:  Daniel M. Niedich
                                      Title: Partner


ACCEPTED AND
AGREED TO:


TISHMAN SPEYER PROPERTIES, L.P.
By:  Tishman Speyer Properties, Inc.
     its general partner

         By:   /s/ Jerry I. Speyer
            ----------------------
            Name:  Jerry I. Speyer
            Title: President


       /s/ David Rockefeller       *
       ----------------------------
           David Rockefeller

*By:  /s/ Peter W. Herman
    -------------------------------
          Peter W. Herman
          Attorney-in-Fact


                                                                   Exhibit A

                           Sources and Uses of Funds


              Sources                              Uses
           ($ million)                        ($ million)
------------------------------------    ---------------------------

$440        Investor Equity             $334    Common
                                                Stock/Whitehall
                                                Warrants/SARs
 430        New Financing
  33        GSMC Interim Loan            213    Refinancing of
                                                Current Coupons
  10        Zell Loan                    155    GSMC Notes(1)
  18        Cash @ RCPI                   47    Accrued Interest(2)
----
$931                                      26    Transaction Costs(2)
                                          19    Property/G&A
                                                Expenses(2)
                                          10    Zell Loan
                                        ----
                                        $814
                                         127    Working Capital
                                        ----
                                        $931
------------
(1)   Assumes GSMC lends $33 million to RCPI in lieu of sale of Zell stock.

(2)   See attachment 1.


                                 Attachment 1

                    Accrued Expenses and Transaction Costs

                               Sept. - Dec. 1995
                                 ($ millions)

            Accrued Interest:

                Current Coupon Interest                     $(27.7)
                GSMC Interest                                 (3.7)
                14% Debenture Interest                        (5.3)
                Net Swap Expense                             (10.0)
                                                            ------
                                                            $(46.7)


            Transaction Costs:

                Zell Break-up Fee/Expenses                  $(11.6)
                Transaction/Refinancing Costs                (14.3)
                                                            ------
                                                            $(25.9)


            Property/G&A Expenses:

                G&A                                         $( 3.5)
                Property Accounts Payable                    (15.0)
                                                            ------
                                                            $(18.5)

            Total Accrued Expenses and
                Transaction Costs                           $(91.1)